Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
MoonLake Immunotherapeutics
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	Equity	Ordinary shares, $0.0001 par value per share	Rule 457(o)	(1)	(2)	(3)
	Equity	Preference shares, $0.0001 par value per share	Rule 457(o)	(1)	(2)	(3)
	Debt	Debt Securities	Rule 457(o)	(1)	(2)	(3)
	Other	Warrants	Rule 457(o)	(1)	(2)	(3)
	Other	Units	Rule 457(o)	(1)	(2)	(3)
	Unallocated (Universal) Shelf		Rule 457(o)	(1)	(2)	$500,000,000	0.00011020	$55,100.00
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A
________________
(1)The amount to be registered consists of up to $500,000,000 of an indeterminate amount of ordinary shares, preference shares, debt securities, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (i) ordinary shares or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable preferences shares and/or debt securities registered hereby, or (ii) ordinary shares, preference shares, debt securities or units as may be issued upon exercise of warrants registered hereby, as the case may be. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.
(2)The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)Estimated solely for purposes of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $500,000,000. No separate consideration will be received for (i) ordinary shares or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable preferences shares and/or debt securities registered hereby, or (ii) ordinary shares, preference shares, debt securities or units that may be issued upon exercise of warrants registered hereby, as the case may be.